UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2012
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On September 21, 2012, Coldwater Creek Inc. (the “Company”) held a Special Meeting of Stockholders at the Company's corporate headquarters. A total of 110,979,501 shares of the Company's Common Stock were present in person or by proxy at the Special Meeting, representing 75.84% of the total number of shares outstanding and entitled to vote at the meeting and a quorum. The proposal listed below was submitted to a vote of the stockholders through the solicitation of proxies, and the proposal is described in the Company's Proxy Statement filed with the Securities and Exchange Commission on August 3, 2012. The certified result of the stockholder vote is as follows:

Proposal - Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split

To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock, as determined by our Board of Directors in its discretion, of a ratio of not less than 1-for-3 and not more than 1-for-6.

For	Against	Abstain	Broker Non-Votes
107,044,283	3,802,084	133,134	—

Item 8.01    Other Events.
On September 25, 2012, the Company issued a press release announcing its Board of Directors had approved a 1-for-4 reverse stock split. A copy of this press release is filed herewith as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.    The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release announcing 1-for-4 Reverse Stock Split issued September 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: September 25, 2012

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing 1-for-4 Reverse Stock Split issued September 25, 2012.

Exhibit 99.1

Coldwater Creek Announces 1-for-4 Reverse Stock Split

Sandpoint, ID, September 25, 2012 - Coldwater Creek (Nasdaq: CWTR) today announced that its board of directors has approved a 1-for-4 reverse stock split of its common stock.

The reverse split will become effective and Coldwater Creek common stock will begin trading on a split-adjusted basis when trading begins on October 4, 2012.

Dennis Pence, Chairman and CEO commented: “The decision to complete a reverse stock split was necessary for us to maintain our listing position on the Nasdaq Global Select Market, attract high quality investors and more effectively capitalize on the positive changes we have made to our brand which we believe will result in sustained long-term profitability and shareholder value.”

At its special meeting of stockholders held on September 21, 2012, Coldwater Creek's stockholders approved a proposal authorizing the Board of Directors to effect a reverse stock split of the Company's common stock, at a ratio within the range of not less than one-for-three and not more than one-for-six. Following the special meeting, the Board of Directors approved the reverse stock split on the basis of one share of post-split common stock for each currently outstanding four shares of pre-split common stock.

As a result of the reverse stock split, every four shares of common stock issued prior to the opening of trading on October 4, 2012 will be consolidated into one issued share. As of September 21, 2012, there were 122,014,121 shares of common stock outstanding. The reverse stock split will reduce the number of outstanding shares of common stock to approximately 30,503,530. No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders who would otherwise receive a fractional share will be paid in cash.

The number of shares of Series A Preferred outstanding will remain the same. However, the number of shares of Common Stock each share of Series A Preferred is convertible into will be adjusted proportionally.

Stockholders with shares held in book-entry form or through a bank, broker or other nominee are not required to take any action. Beneficial holders may contact their bank, broker or nominee for more information. Stockholders with shares held in certificate form are required to exchange their stock certificates for new certificates or book-entry shares representing the shares of common stock resulting from the reverse stock split. Shortly after October 4, 2012, registered holders who hold stock in certificate form will receive a Letter of Transmittal and instructions for exchanging their certificates from the Company's exchange agent, Computershare Trust Company, N.A.

Coldwater Creek is a leading specialty retailer of women's apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country, online at www.coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:
This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the Company's ability to maintain its listing on the Nasdaq Global Select Market, attract investors and capitalize on the positive changes it has made to its brand and the impact of those changes. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•	potential inability to attract and retain key personnel;

•	our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•	our potential inability to maintain compliance with debt covenants;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•	increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•	marketing initiatives may not be successful in increasing traffic in the near term, or at all;

•	difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•
the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•	the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•
the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

•
our common stock may be subject to delisting if our common stock does not close at or above $1.00 per share for a minimum of 10 consecutive business days following the reverse stock split, or if we fail to meet any of the other listing requirements in the future;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.
Contact:
Lyn Walther
Divisional Vice President, Investor Relations
208-265-7005
Web site: www.coldwatercreek.com